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                                                                     EXHIBIT 1.2

EUROTECH HOLDINGS COMPANY LIMITED, FORM 20-F (12/31/00)

      The Company's Memorandum of Association includes the following new Sections 6, 7 and 8 to replace the existing Sections 6, 7 and 8:

AUTHORIZED CAPITAL

      6.    THE AUTHORIZED CAPITAL OF THE COMPANY IS $250,000.00.

CLASSES, NUMBER AND PAR VALUE OF SHARES

      7. THE AUTHORIZED CAPITAL IS MADE UP OF TWO CLASSES, ONE SERIES EACH, DIVIDED INTO 20,000,000 ORDINARY SHARES AND 5,000,000 PREFERRED SHARES. ALL SHARES ARE OF $0.01 PAR VALUE.

DESIGNATIONS, POWERS, PREFERENCES, ETC., OF SHARES

8.    THE RIGHTS ATTACHING TO THE ORDINARY SHARES AND PREFERRED SHARES ARE AS
      FOLLOWS:

      8.1   ORDINARY SHARES

            8.1.1 THE HOLDERS OF ORDINARY SHARES SHALL:

                  (i)   HAVE ONE VOTE FOR EACH ORDINARY SHARE HELD OF RECORD;
                  (ii) BE ENTITLED TO RECEIVE DIVIDENDS AS AND WHEN DECLARED AND TO PARTICIPATE RATABLY IN THE ASSETS OF THE COMPANY UPON LIQUIDATION; AND
                  (iii) NOT BE ENTITLED TO REDEEM THE ORDINARY SHARES, OR BE
                        ENTITLED TO ANY PRE-EMPTIVE OR SIMILAR RIGHTS.

      8.2   PREFERRED SHARES

            THE HOLDERS OF PREFERRED SHARES SHALL HAVE SUCH VOTING POWERS, FULL OR LIMITED, OR NO VOTING POWERS, AND SUCH DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONS OR OTHER SPECIAL RIGHTS, AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, AS SHALL BE STATED AND EXPRESSED IN THE RESOLUTION OR RESOLUTIONS PROVIDING FOR THE ISSUANCE OF SUCH SHARES ADOPTED FROM TIME TO TIME BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS IS HEREBY EXPRESSLY VESTED WITH THE AUTHORITY TO DETERMINE AND FIX IN THE RESOLUTION OR RESOLUTIONS PROVIDING FOR THE ISSUANCE OF PREFERRED SHARES THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF EACH SUCH SERIES TO THE FULL EXTENT PERMITTED BY THE LAWS OF THE BRITISH VIRGIN ISLANDS.


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